PRELIMINARY
                                      COPY
                                                SABA PETROLEUM COMPANY
                                             3201 Skyway Drive, Suite 201
                                             Santa Maria, California 93455
                                       --------------------------

                                               NOTICE OF ANNUAL MEETING
                                          OF STOCKHOLDERS AND PROXY STATEMENT


                                     TO BE HELD  AUGUST 28, 1998


Dear Stockholder:


         The Annual Meeting of Stockholders of Saba Petroleum Company ("Saba" or the "Company") will be held in the Alexanders Room at the Airport Hilton Hotel, 5711 West Century Boulevard, Los Angeles, California on August 28, 1998, at 10:30 a.m. PDT for the following purposes:


I. To amend the Bylaws of the Company to provide up to seven (7) members to serve as Directors of the Company; and

II.  To elect five Directors of the Company; and

III. To approve an amendment of the Company's 1997 Stock Option Plan for Non-Employee Directors providing for a grant of an option to acquire 15,000 shares of Common Stock at the fair market value on the date of grant and vesting pro rata over five years; and

IV. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company; and

V. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on June 30, 1998 as the record date for determining Stockholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.


         You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope, which mailing will be postage free if mailed in the United States of America. You may revoke the proxy by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Regardless of how many shares you own, your vote is very important. Please sign, date and return the enclosed proxy card today.

         The Company's Annual Report for its 1997 fiscal year is being mailed to Stockholders and accompanies these proxy materials. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not deemed a part of the proxy soliciting materials.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                                     Walton C. Vance
                                                     Secretary

Santa Maria, California
July 20, 1998




                             SABA PETROLEUM COMPANY
                          3201 Skyway Drive, Suite 201
                          Santa Maria, California 93455
                                   PRELIMINARY
                           --------------------------
                                      COPY
                                 PROXY STATEMENT




         This Proxy Statement is furnished to the holders ("Stockholders") of common stock, $0.001 par value ("Common Stock") of Saba Petroleum Company, a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on August 28, 1998 at 10:30 a.m. PDT in the Alexanders Room at the Airport Hilton Hotel located at 5711 West Century Boulevard, Los Angeles, California (including any adjournments or postponements thereof, "Annual Meeting"). A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the accompanying Proxy Card will commence on or about July 20, 1997.


RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE


         Only Stockholders of record at the close of business on June 30, 1998, the record date ("Record Date") for the meeting, will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, Saba had outstanding 11,052,393 shares of Common Stock. Shares of Common Stock are the only securities of Saba entitled to vote at the Annual Meeting and each share outstanding as of the record date will be entitled to one vote.


VOTE REQUIRED FOR APPROVAL


         The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting. If a quorum is present, a majority of the shares of Common Stock represented in person or by proxy at the meeting and voting on a proposal is required to approve the election of Directors and all other proposals. Capco Resources Ltd. ("Capco") and SEDCO, Inc. ("SEDCO"), which own approximately 26.08% and 1.50% of the shares of Common Stock of the Company as of the Record Date, respectively, have each advised the Company that they intend to vote for each of the nominees named herein and for all other proposals presented herein.


REVOCABILITY OF PROXIES

         A Stockholder who dates, signs and returns the enclosed form of proxy may revoke the proxy at any time before it is voted by submitting a duly executed written revocation or a proxy bearing a later date to the Secretary of the Company. Attendance at the meeting shall not have the effect of revoking a proxy unless the Stockholder so attending shall, in writing, so notify the Secretary of the meeting at any time prior to the voting of the proxy.

PROXY SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, Directors, executive officers and employees of the Company, without receiving extra compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owner of shares of the Common Stock and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials, which are anticipated to total approximately $10,000.



VOTING OF PROXIES

         Proxies will be voted in accordance with the instructions indicated thereon. A validly executed proxy which does not indicate instructions will be voted FOR the Director Nominees identified below and FOR the other proposals. The proxy permits a Stockholder to withhold voting for any and all members of the Board of Directors or to abstain from voting for any proposal if the Stockholder so chooses. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the meeting. However, abstentions are not counted in determining the number of shares voting FOR an item of business, and, therefore, have the same effect as a vote AGAINST a business item. Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the meeting; however, the shares represented thereby are not voted and do not represent a vote either FOR or AGAINST an item of business. The Annual Meeting will be held for the transaction of business described herein and for the transaction of such other business as may properly come before the Annual Meeting. Proxies will confer discretionary authority with respect to any other matters which may properly be brought before the Annual Meeting (which, as defined herein, includes any postponements or adjournments thereof). At the date of this Proxy Statement, the only business which the Company's management intends to present, or knows that others will present, is that described in this Proxy Statement. If other matters come before the Annual Meeting, the persons holding proxies solicited hereunder intend to vote such proxies in accordance with their judgment on all such matters.

                                       PROPOSAL NO. I - AMENDMENT OF THE BYLAWS
                                          TO PROVIDE UP TO SEVEN (7) MEMBERS
                                               OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the best interests of the Company and its Stockholders will be served by amending the fixed number of members of the Board of Directors, as provided in Section 3.2 of the Company's Bylaws, from seven (7) to a number up to seven (7) as determined by the Board. The principal reason for this change is that it affords the Board and the Stockholders greater flexibility in the appointment of qualified Directors.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. I.

                                        PROPOSAL NO. II - ELECTION OF DIRECTORS



         The entire Board of Directors is elected annually to serve until their terms expire and their successors have been elected and qualified. The current Directors, whose terms of office expire at the Annual Meeting, are Messrs. Ilyas Chaudhary, Alex S. Cathcart, Walton C. Vance, Ronald D. Ormand, William N. Hagler, and Faysal Sohail. Rodney C. Hill resigned from the Board during June 1998 and Messrs. Vance and Ormand have decided for personal reasons not to stand for reelection as Directors. It is the intention of the persons named in the proxy to vote for the nominees listed below except where authority has been withheld as to a particular nominee or as to all nominees. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Subject to the Stockholders' approval of the proposed amendment to the Company's Bylaws referred to in Proposal No. I hereinabove, the Board of Directors has determined the number of Directors to be five (5).



NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM TO EXPIRE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

         The Board of  Directors  recommends a vote for the  following  Director
Nominees, designated as Proposal No. II on the enclosed proxy card. With one exception, all nominees are currently Directors of the Company.

                                                                       Year First
         Name and Position Currently Held                               Became a                  Year Current
                 with the Company                     Age               Director                  Term Expires
 -------------------------------------------------- -------- -------------------------------- ----------------------

 Ilyas   Chaudhary,   Chairman  of  the  Board  of    51                  1985                        1998
 Directors
 Alex S. Cathcart, Director                           63                  1997                        1998
 Faysal Sohail, Director                              34                  1997                        1998
 William N. Hagler, Director                          65                  1994                        1998
 Dr. Charles A. Kohlhaas, Chief Executive Officer     63                   n/a                         n/a
 and President


INFORMATION ABOUT DIRECTOR NOMINEES

         Following is a brief account of the business experience during the past five (5) years of each of the five Director nominees of the Company indicating their principal occupation and employment during that period, and the name and principal business of any organization in which such occupations and employment were carried out.


         Ilyas Chaudhary has been a director of the Company since 1985 and has served as Chairman of the Board and Chief Executive Officer from 1993 until June 1998, when he resigned as Chief Executive Officer in favor of the selection of Dr. Kohlhaas.. Mr. Chaudhary has served as President of the Company during parts of 1991, 1992 and 1993, and in 1994 through December 1997. Mr. Chaudhary also serves as Chairman of the Board and Chief Executive Officer of all subsidiaries of the Company other than Beaver Lake Resources Corporation, Saba Petroleum (U.K.) Limited, Saba Cayman Limited and Saba Jatiluhur Limited, and serves as Chairman of the Board of these latter three subsidiaries. Mr. Chaudhary is a director and controlling stockholder of Capco, the Company's majority stockholder whose common stock is traded on the Alberta Stock Exchange and as of March 31, 1998, owned 31.72% of the outstanding Common Stock of the Company, and the controlling stockholder of SEDCO, which as of March 31, 1998, owned 2.46% of the outstanding Common Stock of the Company. Mr. Chaudhary is also a director of Meteor Industries, Inc. Mr. Chaudhary has 25 years of experience in various capacities in the oil and gas industry, including eight years of employment with Schlumberger Well Services from 1972 to 1979. Mr. Chaudhary received a Bachelor of Science degree in Electrical Engineering from the University of Alberta, Canada.

         Alex S. Cathcart has been a director of the Company since January 1997 and has served as Executive Vice President of the Company since March 1997 until his appointment as President in December 1997 until June 1998, when he resigned such position. Mr. Cathcart is presently a consultant to the Company. Mr. Cathcart has served as President and Chief Executive Officer of Beaver Lake Resources Corporation since 1993 and previously as President and Chief Operating Officer of Saba Exploration Company from May through December 1997. He has also served as President and Chief Operating Officer of Saba Offshore, Inc. and Sabacol, Inc., subsidiaries of the Company, from December 1996 to August 1997. From 1987 to 1993 he was the Chairman and principal owner of Barshaw Enterprises Ltd., a family-owned consulting and investment company operating primarily in the oil industry. Mr. Cathcart has over 40 years experience in the oil industry. His exploration experience was gained with Texaco Exploration Company, Francana Oil & Gas and LL&E Canada. Since 1971 he has been involved in the management of exploration programs with Banner Petroleum, Voyager Petroleum, Natomas Exploration of Canada, Page Petroleum and Prime Energy.


         Faysal Sohail has been a director since May 1997 and currently serves as Vice President and General Manager for Synopsys, Inc., a leading Silicon Valley provider of electronic design automation tools for complex integrated circuits, where he has been employed since 1996. He is responsible at Synopsys for corporate strategic planning and representing this company to the investment community. From 1990 to 1996 he worked as a senior executive and co-founder of Silicon Architects, which is a worldwide licensor of libraries for highly complex integrated circuits to semiconductor manufacturers.

         William N. Hagler has been a director of the Company since 1994. Mr. Hagler is Chairman of the Board of Directors, Chief Executive Officer and President of Unico, Inc., a company he founded in 1979. Unico is engaged in petroleum refining, co-generation, natural gas production and the manufacturing of methanol, a natural gas-based petrochemical. In addition, he is President of Hagler Oil and Gas Company. Prior to 1979, Mr. Hagler was Vice President of Plateau, Inc., a Rocky Mountain oil refiner and marketer. Mr. Hagler has served for approximately 10 years on the City of Farmington, New Mexico Public Utility Commission. Since 1955, Mr. Hagler has been continuously engaged in various phases of petroleum manufacturing and marketing with Exxon Corporation, Cities Service Oil Company and Riffe Petroleum Company. Mr. Hagler currently serves as a director of Consolidated Oil & Transportation, a privately held company in the business of asphalt transportation.


         Dr.  Charles A.  Kohlhaas  is and has been  since  1992 a Director  and
President of New Arcadia Resources, Ltd., an independent oil, gas, and mining company publicly-traded on the Vancouver Stock Exchange. Dr. Kohlhaas is responsible for directing the company's expansion into international operations, in countries such as Canada, Indonesia, and Central America. while establishing financing programs through private placements. From April, 1998 to the present, Dr. Kohlhaas has been serving as a Director and President of Odessa Petroleum Corporation and a Director of TMT Resources, Inc., both of which engage in oil and gas operations and are publicly traded on the Vancouver Stock Exchange. Since 1956, Dr. Kohlhaas has gained over 40 years of experience in the domestic and international oil and gas industry through various capacities, such as corporate executive officer and director, manager, petroleum engineer, consultant, and professor. During June 1998, Dr. Kohlhaas was elected interim Chief Executive Officer and President of the Company, positions which he now occupies.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors met five times during fiscal year 1997. The Company has standing Executive, Audit, and Compensation and Option Committees.


         The  Executive   Committee,   until  May  1997,  consisted  of  Messrs.
Chaudhary, Hill, and Francis Barker, and presently consists of Messrs. Chaudhary, Sohail and Hagler. This committee has all authority, consistent with the Delaware Business Corporations Act, as may be granted to it by the Board of Directors. The Executive Committee did not meet during fiscal year 1997. The Executive Committee may have and may exercise all the powers and authority of the Board of Directors in the oversight of the management of the business and affairs of the Company, except that the Executive Committee will not have the power (except, to the extent authorized by a resolution of the Board of Directors) to amend the Company's Articles of Incorporation or Bylaws, fix the designations, preferences, and other terms of any preferred stock of the Company, adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend or recommend to the Stockholders of the Company, the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution. Additional financial limitations have been imposed upon the authority of the Executive Committee.


         The Audit Committee, until May 1997, consisted of Messrs. Hagler and William Hickey, with one vacancy, and presently consists of Messrs. Sohail, Ormand, and Vance. The committee reviews the professional services to be provided by the Company's independent auditors. The Audit Committee held one meeting during fiscal year 1997. The Audit Committee reviews the scope of the audit by the Company's independent auditors, the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention.

         The Compensation and Options Committee, until May 1997, consisted of Messrs. Chaudhary, Hagler and Hickey, and presently consists of Messrs. Sohail, Ormand, and Hagler. The committee reviews executive salaries, and approves the salaries and other benefits of the executive officers of the Company. The Compensation and Options Committee held two meetings during fiscal year 1997. The Compensation and Options Committee consults with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company. The Compensation and Options Committee, is comprised of all non-employee members of the Board of Directors, administers the Company's 1996 Incentive Equity Plan, which is a qualified stock option plan, and the 1997 Stock Option Plan For Non-Employee Directors.

     COMPENSATION AND OPTIONS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the year ended December 31, 1997, the following non-executive directors of the Company served as members of the Compensation and Options Committee of the Board of Directors: Messrs. Sohail, Ormand, and Hagler. Neither Mr. Sohail nor Mr. Ormand were formerly, nor are they currently, officers or employees of the Company or any of its subsidiaries. Mr. Hagler, although currently not an officer or employee of the Company or any of its subsidiaries, was President from July 1997 through September 1997 of Capco, an affiliate of the Company.
                    COMPENSATION AND OPTIONS COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation and Options Committee of the Board of Directors ("Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and certain other managers, and administers the Company's 1996 Incentive Equity Plan and 1997 Stock Option Plan For Non-Employee Directors (collectively the "Stock Option Plans"). The Committee currently consists of three independent, non-employee directors: Messrs. Sohail, Ormand, and Hagler.

Compensation Policies and Philosophy

         The Committee has determined that the compensation program of the Company should not only be adequate to attract, motivate and retain executives, key employees and other individuals who the Company believes may make significant contribution to the Company's results, but should also be linked to the value delivered to shareholders as reflected in the price of the Company's Common Stock.

         The Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other similarly situated companies while, within the Company, being fair and discriminating on the basis of personal performance. In general, in establishing total cash compensation for its executives, the Committee has taken into account the median cash compensation of the Performance Graph found on page 12, which the Committee believes represents the Company's most direct competition for executive talent. The Committee receives recommendations from management as to executive compensation and, in light of the Company's performance and the economic conditions facing the Company, determines appropriate compensation levels for recommendation to the Board of Directors. The Committee does not assign relative weights to individual factors and criteria used in determining executive compensation but rather employs a qualitative approach to the compensation of senior executives.

         Awards of stock options are intended both to retain executives, key employees and other individuals who the Company believes may make significant contributions to the Company's results and to motivate them to improve long-term stock market performance. Generally, options are granted at or above the prevailing market price and will have value only if the price of the Company's Common Stock increases. Generally, options have a term of 10 years and vest 20% per year after grant. The Committee last granted stock options under the 1996 Incentive Equity Plan to certain executives and other employees at a meeting held on May 30, 1997.

         The Committee believes that annual incentive awards should be commensurate with performance. It further believes that in order to meet this objective, it needs to have the ability to exercise its judgment or discretion to evaluate performance against qualitative criteria.

         On April 15, 1998, the Committee reviewed the Company's 1997 financial results and determined to await further developments in the execution of the Company's existing business plan prior to assessing management's accomplishments.

Company Performance and Chief Executive Officer Compensation

         The Committee, in connection with determining the appropriate compensation for Ilyas Chaudhary as Chief Executive Officer ("CEO"), reviewed the financial condition of the Company, including its liquidity requirements. The Committee, taking into consideration the current cash position and near-term requirements, approved an increase in Mr. Chaudhary's salary required pursuant to the terms of his employment contract.

Compensation of Other Executive Officers

         The Committee, in consultation with the CEO, applied the information and other factors outlined above in reviewing and approving the compensation of the Company's other executive officers. Three of the officers, other than the CEO, were granted an increase pursuant to contractual arrangements.

April 15, 1998                                COMPENSATION AND OPTIONS COMMITTEE

                                                     Faysal Sohail
                                                     Ronald D. Ormand
                                                     William N. Hagler

                                           SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth certain information as of May 31, 1998 with respect to beneficial ownership of the Company's Common Stock by (i) each Director and nominee for Director of the Company, and (ii) all Directors, nominees for Director and officers of the Company as a group. This table assumes that there will be 11,479,393 shares of Common Stock outstanding within the 60-day period following May 31, 1998.


                    Name & Address                            Amount & Nature of                  Percentage of
                 of Beneficial Owner                        Beneficial Ownership(1)               Common Stock

 ----------------------------------------------------- ---------------------------------- ------------------------------


 Ilyas Chaudhary(2)(3)                                             3,190,166                         27.79%
 3201 Airpark Drive, Suite 201

 Santa Maria, CA  93455

 Alex S. Cathcart                                      ---------------------------------
 3201 Airpark Drive, Suite 201
 Santa Maria, CA  93455                                                                                 *
                                                                    25,000
 Walton C. Vance
 3201 Airpark Drive, Suite 201

 Santa Maria, CA  93455                                                                               1.33%
                                                                    153,000

 William N. Hagler
 P.O. Box 35
 Farmington, NM  87499                                                                                  *
                                                                    17,000
 Rodney C. Hill (4)
 2010 Birnam Wood Drive
 Santa Barbara, CA  93108                                                                               *
                                                                    51,500

 Ronald D. Ormand
 1600 Smith Street, Suite 3100
 Houston, TX  77002                                                                                     *
                                                                     3,000

 Faysal Sohail
 16370 Sanborn Road
 Saratoga, CA  95070                                                                                    *
                                                                    54,600
 ----------------------------------------------------
 Dr. Charles A. Kohlhaas
 35 Crestmoor Road                                                                                      *
 Golden, CO  80401                                                     0

 ----------------------------------------------------

 Imran Jattala                                                                                          *
 3201 Airpark Drive, Suite 201                                      15,000
 Santa Maria, CA  93455


 ALL DIRECTORS, NOMINEES AND OFFICERS AS A GROUP

                                                                   3,624,626                         31.58%



*      Less than 1.00%.



(1) Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. The table includes the following shares that were acquirable within 60 days following May 31, 1998 by exercise of all vested options to purchase Common Stock: Ilyas Chaudhary (140,000 shares), Alex S. Cathcart (25,000), Walton C. Vance (150,000), William N. Hagler (3,000), Rodney C. Hill (30,000), Ronald D. Ormand (3,000), Faysal Sohail (3,000), Bradley T. Katzung (80,000), Imran Jattala (5,000), Herb Miller (3,000), and Burt Cormany (10,000). (The table assumes that the Stockholders shall approve Proposal No. III to amend the Company's 1997 Stock Option Plan for Non-Employee Directors providing for a grant of an option to acquire 15,000 shares of Common Stock at the fair market value on the date of grant and vesting pro rata over five years.) Such ownership was computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(2) Mr. Chaudhary owns of record and beneficially 1,130 shares of Common Stock and options to acquire 380,000 shares of Common Stock . Mr. Chaudhary owns fifty percent of a privately held Canadian company, which through a subsidiary, owned 90% by it and 10% by Mr. Chaudhary, owns 1,582,126 shares, which in turn owns directly and indirectly through a wholly owned subsidiary, 2,882,865 shares (25.11%) of Common Stock). Mrs. Bushra Chaudhary, the wife of Mr. Chaudhary, owns the remaining fifty percent of the privately held Canadian company. Faisal Chaudhary, the adult son of Mr. and Mrs. Chaudhary owns 905,961 shares of the common stock of Capco and Aamna Chaudhary, the daughter of Mr. and Mrs.
Chaudhary, owns 905,961 shares of the common stock of Capco. Mr. and Mrs. Chaudhary each disclaim beneficial interest in the shares of Capco owned by each other and in the shares held by Faisal Chaudhary. SEDCO, a corporation wholly owned by Mr. Chaudhary owns 166,171 shares of Common Stock (1.45%) and 4,227,821 shares of the common stock of Capco. As of May 31, 1998, there were 9,148,311 shares outstanding of the common stock of Capco. Shares in Capco owned by members of his family may be deemed to be owned by Mr. Chaudhary by reason of the attribution rules of the Securities and Exchange Commission. Attributing all shares owned by Capco, SEDCO and members of Mr. Chaudhary's family to him would result in Mr. Chaudhary being regarded as the owner of 3,190,166 shares (27.79%) of Common Stock, including 140,000 shares that were acquirable pursuant to vested options to purchase Common Stock.

(3) Includes 2,882,865 and 166,171 shares of Common Stock of the Company owned by Capco and SEDCO, respectively, and 140,000 shares that were acquirable by Mr. Chaudhary pursuant to vested options to purchase Common Stock.

(4) During 1997, Rodney C. Hill, a Professional Corporation, of which Mr. Hill, a director, is the sole stockholder, was retained by the Company to act as its general counsel at an annual retainer of $150,000 per year including reimbursement of certain expenses and was granted options to acquire 125,000 shares of Common Stock of the Company at a price equal to the current fair market value of the Common Stock at the time of grant that vest over a period of five years. In March, 1998, the legal services agreement was revised to provide for the cancellation of the grant of options to acquire 125,000 shares of Common Stock and, among other consideration, the issuance of 20,000 shares of Common Stock, fully paid, and the grant of options exercisable for one year to acquire 30,000 shares of Common Stock at fair market value at the time of grant that vested immediately. During 1998, the agreement was further revised to provide that the corporation will provide additional services to the Company; the total fee compensation for all services to be rendered during 1998 is not expected to exceed $150,000.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following table sets forth certain information as of May 31, 1998 with respect to beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own five percent or more of any class of the Company's Common Stock.


                                                 Common Stock (1)                         Series A Preferred Stock (2)
                                               ---------------------                   -----------------------------------

              Name and Address                     Number              Percent             Number             Percent
            Of Beneficial Owner                  of Shares            of Class           of Shares            of Class
            -------------------                  ---------            --------           ---------            --------
Part A (3)
---------------

Capco Resources Ltd. (5)                            3,424,315              30.50%            -                   -
2236 S. Broadway, Ste K
Santa Maria, CA 93455

Ilyas Chaudhary (5)(6)                              3,830,266              33.70%            -                   -
3201 Skyway Dr., Ste 201
Santa Maria, CA 93455

RGC International Investors (2)(7)                   -                    -                    10,000                100%
3 Bala Plaza East, Ste 200
Bala Cynwyd, PA 19004


Part B (4)
---------------

Capco Resources Ltd. (2)(5)                         3,424,315              23.61%            -                   -
2236 S. Broadway, Ste K
Santa Maria, CA 93455

Ilyas Chaudhary (2)(5)(6)                           3,830,266              26.16%            -                   -
3201 Skyway Dr., Ste 201
Santa Maria, CA 93455

RGC International Investors (2)(7)                  3,232,126              22.28%            -                   -
3 Bala Plaza East, Ste 200
Bala Cynwyd, PA 19004





 (1) Except as otherwise  indicated,  the Company  believes that the  beneficial owners of the Common Stock listed  above have sole  investment  and voting power
with  respect  to  such  shares,   subject  to  community  property  laws  where
applicable.  Such  ownership  was computed in accordance  with Rule  13d-3(d)(1)
under the  Securities  Exchange Act of 1934.  The table  includes the  following shares that were acquirable within 60 days following May 31, 1998 by exercise of all vested options to purchase Common Stock: Ilyas Chaudhary (140,000 shares).

(2) The number of shares set forth in the table represents an estimate of the number of shares of Common Stock issued to the owners of the Series A Preferred
Stock. The actual number of shares of Common Stock issuable upon conversion of Series A Preferred Stock and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by the Company at this time, including, among other factors, the future market price of the Common
Stock. The actual number of shares of Common Stock, includes such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Series A Preferred Stock and exercise of the warrants and the redemption warrants by reason of the floating rate conversion price mechanism or other adjustment mechanisms described therein, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act. Pursuant to the terms of the Series A Preferred Stock, the shares of Series A Preferred Stock are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates
(but not including shares of Common Stock underlying unconverted shares of Series A Preferred Stock) would not exceed 4.9% of the then outstanding Common
Stock as  determined  in  accordance  with Section  13(a) of the  Exchange  Act.
Accordingly, the number of shares of Common Stock set forth in the table for this owner exceeds the number of shares of Common Stock that this owner could own beneficially at any given time through its ownership of the Series A
Preferred Stock. In that regard, beneficial ownership of this owner set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange
Act. The Company has been advised by RGC International Investors, LDC that it is a party to an investment management agreement with Rose Glen Capital Management, L.P., a Delaware limited partnership, which has the same address as that of RGC
International Investors, LDC. The Company has been further advised that the general partner of the limited partnership is RGC General Partner Corp., a Delaware corporation, which also has the same address, and that pursuant to such investment management agreement, Rose Glen Capital Management, L.P. has sole voting and dispositive power over the Series A Preferred Stock.




(3) Part A of this table assumes that the Series A Convertible Preferred Stock is not converted and that there will be 11,227,393 shares of Common Stock outstanding within the 60-day period following April 30, 1998.

 (4) Part B of this table assumes that the 10,000 shares of Series A Convertible
Preferred Stock  including a $150,000  dividend are converted at $3.38 per share
(the closing price for the Company's Common Stock on April 30, 1998) and that all 269,663 warrants issued in connection with the Series A Preferred Stock are exercised (which includes 44,944 warrants issued as a fee for the placement of the Series A Preferred Stock). Such conversion and exercise would increase the outstanding shares by 3,277,070 shares to 14,504,463. Because the Series A
Preferred Stock is not required to be converted and the conversion rate varies with the current price of the stock, these numbers could vary materially. These numbers assume that all shares issuable upon conversion of the Series A
Preferred Stock and exercise of the warrants are issued. Part B of this table also assumes that either shareholder or regulatory approval is obtained which the Company is obligated to seek to comply with the terms of the Series A
Preferred Stock with respect to conversion.

 (5) Mr. Chaudhary owns of record and beneficially 1,130 shares of Common Stock and options to acquire 380,000 shares of Common Stock . Mr. Chaudhary owns fifty percent of a privately held Canadian company, which through a subsidiary, owned
90% by it and 10% by Mr. Chaudhary, owns 1,582,126 shares, which in turn owns directly and indirectly through a wholly owned subsidiary, 3,424,315 shares
(30.50%) of Common Stock). Mrs. Bushra Chaudhary, the wife of Mr. Chaudhary, owns the remaining fifty percent of the privately held Canadian company. Faisal
Chaudhary, the adult son of Mr. and Mrs. Chaudhary owns 905,961 shares of the common stock Capco and Aamna Chaudhary, the daughter of Mr. and Mrs. Chaudhary, owns 905,961 shares of the common stock of Capco. Mr. and Mrs. Chaudhary each disclaim beneficial interest in the shares of Capco owned by each other and in the shares held by Faisal Chaudhary. SEDCO, a corporation wholly owned by Mr.
Chaudhary owns 264,821 shares of Common Stock (2.36%) and 4,227,821 shares of the common stock of Capco. As of April 30, 1998, there were 9,148,311 shares outstanding of the common stock of Capco. Shares in Capco owned by members of his family may be deemed to be owned by Mr. Chaudhary by reason of the attribution rules of the Securities and Exchange Commission. Attributing all shares owned by Capco, SEDCO and members of Mr. Chaudhary's family to him would result in Mr. Chaudhary being regarded as the owner of 3,830,266 shares (33.70%) of Common Stock, including 140,000 shares that were acquirable pursuant to vested options to purchase Common Stock.

(6) Includes 3,424,315 and 264,821 shares of Common Stock of the Company owned by Capco and SEDCO, respectively, and 140,000 shares that were acquirable by Mr.
Chaudhary pursuant to vested options to purchase Common Stock.

(7) The owners of the Series A Preferred Stock do not and have not had any material relationships with the registrant or any of its affiliates.


                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION


         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the AMEX market Value Index for the years 1993 through 1997, with a peer group selected by the Company for the past five fiscal years. The peer group consists of independent oil and gas exploration and production companies, namely: Alta Energy Corporation; Amerac Energy Corporation (formerly Wolverine Exploration Company); Bellweather Exploration Company; Brock Exploration Corporation; Tom Brown, Inc.; Caspen Oil, Inc.; Chemfirst Inc. (formerly First Mississippi Corporation); Cobb Resources Corporation; Coda Energy, Inc.; Comstock Resources, Inc.; Crystal Oil Company; DeKalb Energy Company; Edisto Resources Company; Energen Corporation; Forest Oil Corporation; Geodyne Resources, Inc.; Global Natural Resources, Inc.; Goodrich Petroleum corporation (formerly Patrick Petroleum Company) Hallador Pete Company; Hondo Oil and Gas Company; Kelley Oil and Gas Partners; Louis Dreyfus Natural Gas (formerly American Exploration Company); Magellan Petroleum Corporation; Maynard Oil Company; Monterey
Resources, Inc.(formerly McFarland Energy , Inc.); MSR Exploration Limited; Numac Energy Inc.; Pacific Enterprises; Penn Virginia corporation; Plains Resources, Inc; Presidio Oil; Wainoco Oil Corporation; Wichita River Oil; and Wiser Oil Company. The relevant information with respect to the peer group was furnished by Standard and Poors Comustat Service. The graph assumes that the value of the investment in the Company's common Stock and the peer group stocks were $100 on December 31, 1992 and that all dividends were reinvested.




[graphic omitted]















                  1993              1994             1995              1996             1997
                  Return            Return           Return            Return           Return

Saba               52.08             73.61           264.57            1,753.36         590.24
Peer Group        121.87            121.48           153.45              183.12         217.52
AMEX              119.52            108.63           137.32              146.10         171.48


CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table sets forth the name, age and position of the executive officers and key employees of the Company and its significant subsidiaries:


                                Name               Age                  Position



                    Ilyas Chaudhary                51    Chairman of the Board of Directors
                    Dr. Charles A. Kohlhaas        63    Chief Executive Officer and President

                    Alex S. Cathcart               63    ; Consultant to the Company, Director
                                                         and President of Saba International

                            Limited and Sabacol, Inc.

                    Walton C. Vance                50    Vice President, Treasurer, Secretary
                                                         and Chief Financial Officer

                    Bradley T. Katzung             46    Vice President-Mid Continent
                                                         Operations; President and Chief
                                                         Operating Officer of Saba Energy of
                                                         Texas, Inc. and Saba Petroleum of
                                                         Michigan, Inc.

                    Burt M. Cormany                69    President and Chief Operating Officer
                                                         of Santa Maria Refining Company

                    Herb Miller                    63    President of Beaver Lake Resources
                                                         Corporation


                    Imran Jattala                  39    Executive Vice President and Chief
                                                         Operating Officer of the Company,
                                                         President and Chief Operating Officer
                                                         of Saba Petroleum, Inc.


Executive Officers

    Ilyas Chaudhary - see resume above under "Election of Directors."


    Dr. Charles A. Kohlhaas - see resume above under "Election of Directors."


    Alex S. Cathcart - see resume above under "Election of Directors."


    Walton C. Vance has been the Vice President and Chief Financial Officer of the Company since 1993 and became Secretary of the Company in 1994. Mr. Vance has been a director of the Company since September 1996. From 1990 to 1993, he was an independent consultant and provided accounting and financial reporting services to small businesses, including oil and gas producers. From 1985 to 1990, Mr. Vance was the Executive Director for a law firm in Dallas, Texas. Mr. Vance was the Chief Financial Officer of Natural Resource Management Corporation (now Edisto Resources) from 1981 to 1983 and Treasurer of such company in 1984.


Officers of Significant Subsidiaries

     Bradley T. Katzung has been Vice President - Mid-Continent Operations of the Company and President and Chief Operating Officer of Saba Energy of Texas, Incorporated and President of Saba Petroleum of Michigan, Inc. since 1994. Mr. Katzung joined the Company in 1993 as Vice President of Operations for Saba Energy of Texas, Incorporated, Saba Petroleum of Michigan, Inc. and Saba Petroleum, Inc. Mr. Katzung has more than 20 years experience in the oil and gas industry, including Vice President of Operations for Oakland Oil Company from 1987 to 1993.

    Burt M. Cormany has been President of Santa Maria Refining Company since July 1994. Mr. Cormany worked in various capacities for the previous owners of the Company's Santa Maria Refinery from 1951 to 1990, including refinery manager from 1974 to 1990. In 1991, Mr. Cormany was a consultant to the previous owner of the refinery. He retired in 1991 and returned to work in 1994 as a consultant to the Company for several months prior to becoming President of Santa Maria Refining Company later that year.

    Herb Miller has been President of Beaver Lake since March 1998 where he had also served as Vice President of Exploration and Land from 1993 to February 1997. At that time, Mr. Miller was transferred from Beaver Lake to the Company's corporate office to the position of Manager of the Technical and Drilling Departments and in August 1997 he was appointed President and Chief Operating Officer of Saba Petroleum, Inc. in which positions he served through December 1997. In December 1997, Mr. Miller had been appointed Vice President of the Company's international exploration and drilling operations and President and Chief Operating Officer of Saba Exploration Company. Mr. Miller graduated from the University of Tulsa, Oklahoma with a Bachelor of Geology degree and has 38 years of oil industry experience. Mr. Miller's exploration experience was obtained while employed by the Pure Oil Company and Unocal Canada Explorations. For the period 1976-1980, he was involved in managing exploration projects with Unocal in the position of District Geologist, Division Geologist and Exploration Co-ordinator. In 1980 he joined Westar Petroleum serving as general manager of exploration/land and general manager exploration/engineering. Mr. Miller's experience has been primarily in Western Canada and also includes the Northwest Territories, Beaufort Sea, east and west coast offshore, the United States and the North Sea. From 1991 to 1993, he was a private consultant to the energy industry.


    Imran Jattala is Executive Vice President and Chief Operating Officer of the Company and has been President and Chief Operating Officer of Saba Petroleum, Inc., which operates the Company's California properties, since his appointment in December 1997. Mr. Jattala joined the Company in 1992 as Assistant Controller for the Company and its subsidiaries. Since that time, Mr. Jattala had worked in various capacities for the Company, including Administrative Manager. In addition to Mr. Jattala's educational background in international business and banking, he has over 4 years experience in revenue auditing.


                                            EXECUTIVE COMPENSATION

         Set forth below are tables prescribed by the proxy rules of the Securities and Exchange Commission which present compensation for the Company's Chief Executive Officer and the four other executive officers whose aggregate cash compensation exceeds $100,000 per year (the "Named Executives").

                                              SUMMARY COMPENSATION TABLE

-------------------------------- --------- ----------------------------- ------------------ ------------------ -------------------
                                                                                                Long Term
                                                                                              Compensation
                                                                                               Securities
                                           Annual Compensation             Other Annual        Underlying          All Other
-------------------------------- --------- ----------------------------- ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
Name and Principal Position        Year        Salary          Bonus       Compensation          Options        Compensation (3)
---------------------------        ----        ------          -----       ------------     ---------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------

Ilyas Chaudhary...............     1997    $   183,500      $   2,885           (2)             500,000 (4)         $   4,420
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Chairman of the Board,           1996        153,000         20,000           (2)                 ---                 4,750
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Chief Executive Officer          1995        150,000 (1)      1,731           (2)             200,000                  ---
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------

Walton C. Vance...............     1997    $   120,700      $   2,254           (2)                 ---             $   4,009
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Vice President,                  1996        101,633         20,000           (2)                 ---                 2,259
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Chief Financial Officer, and     1995            ---            ---           ---                 ---                  ---
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Secretary
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------

Burt Cormany..................     1997    $   110,040      $   9,170           (2)              20,000             $   1,351
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  President and                    1996        113,386          8,330           (2)                 ---                 5,549
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Chief Operating Officer          1995            ---            ---           ---                 ---                  ---
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  of Santa Maria Refining
Company
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------

-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
Bradley T. Katzung                 1997    $    77,655      $  70,200           (2)                 ---             $   1,097
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Executive Vice President &       1996            ---            ---           ---                 ---                  ---
General
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Manager -- USA                   1995            ---            ---           ---                 ---                  ---
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------

-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
Rodney C. Hill                     1997    $   121,636      $     ---           ---             125,000                  ---
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
  Vice President - Legal           1996            ---            ---           ---                 ---                  ---
Affairs
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
                                   1995            ---            ---           ---                 ---                  ---
-------------------------------- --------- ---------------- ------------ ------------------ ------------------ -------------------
------------------

 (1)     Includes amounts reimbursed by the Company in 1995 to SEDCO, a corporation wholly owned by Ilyas Chaudhary, of $75,000 for management services performed by Mr. Chaudhary.
(2)      "Other Annual Compensation" was less than the lesser of $50,000 or 10% of such officer's annual salary and bonus for such year.
(3)       Represents the contributions made by the Company on behalf of these individuals to the Company's 401(k)
         Plan.
(4)      Consists of options  covering  200,000 shares  granted  pursuant to the
         Company's 1996 Incentive Equity Plan; 200,000 shares of deferred Common
         Stock;  and 100,000  performance  shares  issuable if the Company meets
         1998 earnings test.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following stock options were granted during fiscal 1997 by the Company to the Named Executives.


                                                                               Potential
                                                                               Realized Value At
                                                                               Assumed annual
                                                                               Rates of Stock         Alternative
                                Individual Grants                              Price                  to (f) and
                                                                               Appreciation For       (g); Grant
                                                                               Option Term            Date Value
--------------------------------------------------------------------------     -------------------    --------------


--------------------- ------------ ------------- ------------- -----------     --------- ---------    -------------
 (a)                  (b)          (c)           (d)           (e)                  (f)       (g)              (h)

                                   % of Total
                      Number of    Options/
                      Securities   SARs
                      Underlying   Granted to
                      Options/     Employees     Exercise or                                            Grant Date
Name                  SARs         in Fiscal     Base          Expiration                                  Present
                      Granted (f)  Year          Price($/Sh.)  Date              5% ($)   10% ($)          Value $

--------------------- ------------ ------------- ------------- -----------     --------- ---------    -------------
--------------------- ------------ ------------- ------------- -----------     --------- ---------    -------------


Ilyas Chaudhary         200,000        33.6         15.50       5-30-07                                  1,454,500
Herb Miller             15,000          2.5         15.50       5-30-07                                    109,100
Alex Cathcart           75,000         12.6         15.50       5-30-07                                    421,600
Imran Jattala           25,000          4.2         15.50       5-30-07                                    181,800
Rodney C. Hill          125,000        21.0         15.50       5-30-07                                    909,000
Burt Cormany            20,000          3.4         15.50       5-30-07                                     89,800

Total in 1997           595,000

(1)               Valuation  Method used:  Black-Scholes  option  pricing model:
                  Expected volatility - 43.16% Risk-free rate of return - ranging from 6.18%-6.49% Dividend yield - 0% Time of Exercise
                  - full vesting period of each option ranging from 2-5 years

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table provides certain information with respect to options exercised in fiscal 1997 and unexercised options to purchase Common Stock of the Company at December 31, 1997 granted to the Named Executives:

------------------------------------------------------------------------------------------------------------------------
                                                                Securities Underlying
                                             --------------- --------------------------- ------------------------------
                                                                Number of Unexercised        Value of Unexercised,
                        Shares Acquired on                         Options SARs at          In-the-Money Options at
Name                   ---------------------      Value          Fiscal Year-End (#)          Fiscal Year-End ($)
----
                       Exercise  (#)          Realized ($)    Exercisable/Unexercisable    Exercisable/Unexercisable



------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Ilyas Chaudhary.......         20,000            $50,000           60,000/120,000              $420,000/$840,000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Walton C. Vance.......           -                  -              150,000/40,000             $1,087,500/$290,000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Bradley T. Katzung....            -                  -              80,000/20,000               $570,000/$142,500
------------------------------------------------------------------------------------------------------------------------

RETIREMENT PLAN

    The Company sponsors a defined contribution retirement savings plan (the "401(k) Plan"). The Company currently provides matching contributions equal to 50% of each employee's contribution, subject to a maximum of 4% of employee earnings. The Company's contributions to the 401(k) Plan were $25,745 in 1995, $44,014 in 1996, and $41,762 in 1997.



EMPLOYMENT AGREEMENTS


    Ilyas Chaudhary Employment Agreement. The Company has entered into an employment agreement with Ilyas Chaudhary for a term expiring in the year 2000, pursuant to which Mr. Chaudhary will serve as Chief Executive Officer of the Company. A relatively small portion of Mr. Chaudhary's time is spent working for Capco and other companies. The Company is reimbursed for Mr. Chaudhary's time spent on such other matters. The employment agreement provided for a base salary of $150,000 in 1995, increasing 10% annually to $219,615 in 1999. The employment agreement also provides Mr. Chaudhary with options to purchase 200,000 shares of the Company's Common Stock, for $1.50 per share, 40,000 of which vest each year of the agreement beginning in 1996. Of the total shares vested at December 31, 1997, 60,000 were unexercised and 20,000 have been exercised. Upon termination of Mr. Chaudhary's employment during the term of the employment agreement for any reason other than for "cause," Mr. Chaudhary's death or permanent incapacitation or voluntary termination, the Company will be obligated to pay
Mr. Chaudhary a lump sum severance payment in the amount equal to Mr. Chaudhary's then current annual base salary. In May 1997, the Company authorized the issuance to Mr. Chaudhary of 200,000 shares of Deferred Common Stock, the issuance of such deferred shares being contingent upon Mr. Chaudhary remaining in the employ of the Company for a period of two years succeeding the expiration of his existing employment contract and such shares being issuable 100,000 shares at the end of each such succeeding year. In addition, at that time the Company authorized the issuance to Mr. Chaudhary of 100,000 shares of the Common Stock should the Company meet certain earnings benchmarks during 1997 which was later extended to 1998 by the Company in December 1997. While the employment agreement is being renegotiated by Mr. Chaudhary and the Company, in June 1998, it was agreed that Mr. Chaudhary would continue to provide consulting services to the Company on an as-needed basis and at a level of compensation to be mutually agreed upon.

    Walton C. Vance Employment Agreement. The Company has entered into an employment agreement with Walton C. Vance for a five-year term expiring June 30, 1998, pursuant to which Mr. Vance will serve as Vice President and Chief Financial Officer of the Company. The employment agreement provides for a base salary of $117,200 from July 1, 1997 through the end of the agreement. Under the agreement, Mr. Vance is eligible to participate in the stock option plans of the Company, and is also granted additional options to purchase 200,000 shares of the Company's Common Stock at a strike price of $1.25 per share, of which 150,000 are currently vested and unexercised, 10,000 have been exercised and 40,000 will vest on June 30, 1998. Upon termination of Mr. Vance's employment during the term of the employment agreement for any reason other than for "cause," Mr. Vance's death or permanent incapacitation or voluntary termination, the Company will be obligated to pay Mr. Vance a lump sum severance payment in the amount equal to Mr. Vance's then current annual base salary. Mr. Vance and the Company have agreed that, upon and for a period of three months following the expiration of Mr. Vance's employment agreement, he shall continue to provide services to the Company pursuant to a consulting arrangement on substantially the same terms as those contained in the employment agreement.

    Alex S. Cathcart Employment Agreement. The Company has entered into an employment agreement with Alex S. Cathcart, dated March 1, 1997, for a two-year term expiring on February 28, 1999, which can be extended for an additional two years at the sole discretion of the Company. The employment agreement provides for a base salary of $115,000, increasing to $123,000 in the following years. Mr. Cathcart is granted options to purchase 50,000 shares at fair market value as of May 31, 1997, which vest pro rata at the completion of the year of service under the agreement to which they relate (with the first 25,000 options vesting on March 1, 1998). In May 1997, the Company granted to Mr. Cathcart options to purchase 25,000 shares at fair market value as of May 31, 1997, the grant of such options being contingent upon Mr. Cathcart remaining in the employ of the Company for an additional year succeeding the expiration of his existing employment contract and such options vesting at the completion of the additional year of service to which they relate. While the employment agreement has not be formally amended, in June 1998, Mr. Cathcart and the Company agreed to change his employment to a consulting arrangement on the same terms as those contained in the employment agreement. In addition, Mr. Cathcart's arrangement provides for his availability on a half-time basis to the Company at a compensation rate of 75% ($86,250) of that called for by the agreement.


    Burt Cormany Employment Agreement. Santa Maria Refining Company, a wholly owned subsidiary of the Company, and Burt Cormany have entered into an employment agreement for a two-year term expiring on December 31, 1998, pursuant to which Mr. Cormany will serve as President and Chief Operating Officer of that subsidiary. Under the agreement, Mr. Cormany is eligible to participate in the stock option plans of the Company and will receive a base salary of $110,000 in the first year of the agreement and $120,000 in the second year.

    Bradley Katzung Employment Agreement. The Company has entered into an employment agreement with Bradley Katzung for a five-year term expiring on November 8, 1998, pursuant to which Mr. Katzung will serve as an executive officer of the Company. The employment provides for an initial annual salary of $75,000 subject to annual reviews and which was increased to $125,000 in January 1998. Under the agreement Mr. Katzung is eligible to participate in the stock option plans of the Company, and is also granted options to purchase 100,000 shares of the Company's Common Stock at a strike price of $1.375 per share, of which 80,000 shares are vested and unexercised as of December 31, 1997.

    Herb Miller Employment Agreement. Beaver Lake Resources Corporation, a 74%-owned subsidiary of the Company, and Herb Miller have entered into an employment agreement for a two-year term expiring on March 1, 2000, pursuant to which Mr. Miller will serve as President of that subsidiary. The employment provides for an annual salary of $85,000 (Cdn) and the grant of options to purchase 500,000 shares of Beaver Lake Resources Corporation's common stock at a strike price of $0.50 (Cdn) per share to be vested fifty percent per year over two years. During the first year of Mr. Miller's employment, the agreement provides that either party may terminate the agreement by providing three months' written notice thereof to the other party..

DIRECTOR COMPENSATION

         The Company does not pay any additional remuneration to executive officers for serving as Directors. The Directors of the Company are also reimbursed for out of pocket expenses incurred in connection with their attendance at Board of Directors meetings, including reasonable travel and lodging expenses. During 1997, non-employee Directors received a retainer of $12,000 for the first four Board meetings and $1,000 per meeting for the fifth and any additional meetings, including committee meetings attended. Pursuant to the Company's 1997 Stock Option Plan for Non-Employee Directors, each such Director is also to receive a stock option to acquire 3,000 (increased to 15,000 by the Board of Directors subject to Stockholder approval as described in Proposal No. III hereof) shares of the Company's Common Stock at fair market value at the date of grant. No family relationships exist between or among any of the Directors or executive officers. See "Certain Relationships and Related Transactions."

                  PROPOSAL NO. III - INCREASED NUMBER OF SHARES
                          OF THE COMPANY'S COMMON STOCK
                 WHICH CAN BE ACQUIRED BY NON-EMPLOYEE DIRECTORS

         On May 30, 1997, the Stockholders approved the Board of Directors' adoption of the Company's 1997 Stock Option Plan for Non-Employee Directors of the Company (the "Directors Plan"). To date, each qualified non-employee director has been granted options at an exercise price of $15.50 per share under the Directors Plan. The Directors Plan currently provides an annual grant of an option to acquire 3,000 shares of Common Stock, vesting 20% per year over the next five years, provided that such person remains a Director of the Company. On December 2, 1997, the Board of Directors amended the Directors Plan by resolution, subject to Stockholders approval, to provide for one grant of a stock option to purchase 15,000 shares of Common Stock, vesting 20% per year over the next five years, provided that such person remains a Director of the Company. The Board of Directors has determined that the amendment reflects the original intention of the Company at the time the Directors Plan was adopted and that such proposed amendment will conform the Directors Plan to such intention.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. III.

                 PROPOSAL NO. IV - RATIFICATION OF THE SELECTION
                           OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, as auditors of the Company for the current fiscal year. Coopers & Lybrand L.L.P. has audited the financial statements of the Company since 1994, and has no other relationship with or interest in the Company.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. IV.

                        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS




     SEDCO and Capco owned 166,171 shares (1.51%) and 2,882,865 shares (26.14%), respectively, of the Company's Common Stock outstanding as of May 31, 1998.


    Certain officers, directors and key employees of the Company are engaged in the oil and gas business for their own account and have business relationships with other oil and gas exploration and development companies or individuals. As a result, potential conflicts of interests between such persons and the Company may arise.

    In 1997, the Company adopted a policy whereby all transactions by and between the Company and any affiliate of the Company shall be conducted on an arm's-length basis, and all substantial transactions shall be approved by a majority of the Company's directors without an interest in such transactions.

    In 1995, the Company borrowed $350,000 from Unico, Inc., a company controlled by William N. Hagler, a director. The loan bore interest at 10% per annum and was repaid in December 1995.

    The Company has, from time to time, outstanding balances due to, or receivables due from, Capco and SEDCO (or subsidiaries of such companies). Except as indicated to the contrary, balances from and to the Company are open accounts and are unsecured. The transactions giving rise to such matters are as follows:

    In 1995, Capco loaned $2,221,900 to the Company at 9% per annum; the proceeds were used to acquire certain of the Company's Colombian properties. The loans were evidenced by unsecured promissory notes. $600,000 of the initial loan proceeds was exchanged for 150,000 shares of Common Stock at a price of $4 per share (which exceeded market price at the time). The notes were paid in full in 1997.

    In 1995, the Company borrowed $10,500 from SEDCO on a short-term basis and repaid such amount during 1996.

    In 1995, the Company paid SEDCO $10,700 for reimbursement of prior year charges to the Company.

    In 1995, the Company received $210,100 from Capco for reimbursement of prior year charges and advances and was charged $22,700 for interest on advances.

    In 1995, the Company remitted $92,100 to Capco and affiliates in settlement of prior year charges.

    During 1995, the Company loaned $101,700 to SEDCO, evidenced by a secured promissory note bearing interest at 9% per annum, collateralized by Mr. Chaudhary's vested, but unexercised, options to purchase the Common Stock of the Company. The note principal and accrued, but unpaid, interest is due December 31, 1998.

    In 1996, the Company received $29,300 from Capco and certain affiliates of Mr. Chaudhary for reimbursement of prior year advances and charged Capco $9,600 for interest on such advances.

    In 1996, the Company charged SEDCO $9,800 for interest on the outstanding note receivable and was charged $5,100 by Saba Energy, Ltd. for interest due to that company.

    The Company charged SEDCO, Capco and certain affiliates of Mr. Chaudhary $92,900 and $26,300 for administrative services provided to such companies during 1995 and 1996, respectively. Such administrative services consisted largely of Mr. Chaudhary's time. Of such amounts, $43,100 was unpaid at December 31, 1996.

    During 1996, a subsidiary of Capco participated in the drilling of one of the Company's exploratory wells on the same basis as did the Company. The Company has billed the subsidiary a total of $112,200, of which $64,700 was outstanding at December 31, 1996.

     During 1996, the Company provided a short-term advance to SEDCO amounting to $10,000. No interest was charged on the advance.

    During 1996, the Company loaned $300,000 to Mr. Chaudhary, evidenced by a promissory note bearing interest at the rate of prime plus 0.75%. Interest is due in quarterly installments and principal is due October 31, 1998. The note is secured by Mr. Chaudhary's vested, but unexercised, options to acquire Common Stock of the Company. In September 1997, the Company commenced amortization of the note by applying a portion of Mr. Chaudhary's salary thereto.

    During 1996, the Company loaned $30,000 to William J. Hickey, a director at the time. Such loan is evidenced by an unsecured promissory note, with interest bearing at the rate of 9% and increasing to 9.25% effective June 1997, payable at maturity on June 30, 1998.

    The Company charged SEDCO and Capco $18,600 for administrative services provided to such companies during the year ended December 31, 1997. Such administrative services consisted largely of Mr. Chaudhary's time.

    The Company charged Capco $23,300 for charges incurred in connection with the Solv-Ex Corporation matter, and $93,600 for an advance and related expenses against an indemnification provided by Capco during the year ended December 31, 1997.

    In 1997 the Company received $10,000 in repayment of a short-term advance to an affiliate, and $61,200 from the Mr. Chaudhary for accrued interest and principal on his loan from the Company.

    During the year ended December 31, 1997, the Company billed a subsidiary of Capco a total of $18,800 and received payments of $92,000 which included amounts billed in the prior year, in connection with the subsidiary's participation in drilling and production activities in one of the Company's oil properties.

    During the year ended December 31, 1997, the Company charged interest to SEDCO, Ilyas Chaudhary and William Hickey (a former director of the Company) in the amounts of $8,800, $27,500, and $2,700, respectively, on outstanding, interest-bearing indebtedness to the Company.

    During the year ended December 31, 1997, the Company incurred interest charges in the total amount of $60,200 on the notes payable to Capco. The Company paid Capco a total of $142,000 for such interest charges, which included amounts charged, but unpaid, at the end of the previous year.

     From time to time the Company chartered from a non-affiliated airplane leasing service, a jet airplane acquired by Mr. Chaudhary in 1997. When chartering the airplane, the Company paid the rate charged others by the leasing service, less a discount, so that the rate paid by the Company was less than that paid by others. Use of the airplane indirectly benefited Mr. Chaudhary since it reduced the amount of time he was required to engage the airplane. During 1997, the Company incurred usage charges of $72,800. Mr. Chaudhary disposed of his ownership of the airplane in March 1998.

    During the three months ended March 31, 1998, the Company advanced $36,000 to Capco, evidenced by an unsecured promissory note.

    During the three months ended March 31, 1998, the Company charged interest to Sedco, Ilyas Chaudhary, and William Hickey in the amounts of $2,200, $6,600, and $700, respectively, on outstanding, interest-bearing, indebtedness to the Company. The Company received $2,500 from Mr. Chaudhary for accrued interest on his loan from the Company, and $25,000 from Sedco for accrued interest and principal on the loan to that company.

    During the three months ended March 31, 1998, the Company charged Capco $2,500 for administrative expenses incurred in its behalf.

    In July 1997, the Company and Solv-Ex Corporation, which owned interests in two tar sands licenses in the Athabasca region of Alberta, Canada, informally agreed to terms upon which the Company would acquire a 55% interest in the licenses, related improvements and certain related technology, subject to various conditions, including satisfactory results of a due diligence investigation by the Company. Solv-Ex and its principal subsidiary have filed for reorganization pursuant to the United States Bankruptcy Code and for protection under analogous Canadian legislation. To conclude the transaction, the Company would be required to invest approximately $15 million, largely to pay creditors in Canada and would then undertake project development, which could cost as much as $1 billion. In lieu of committing to the purchase, the Company entered into an agreement with Capco by which the Company transferred to Capco its rights under such agreements in exchange for Capco's agreement to convey to the Company a 2% overriding royalty on the project (commencing after the project generated $10 million in gross revenues) and granted to the Company the right to acquire up to 25% of the interests in the project that are acquired by Capco for the same proportion of Capco's cost of acquisition and maintenance of the project. The option runs for two years from the date of Capco's acquisition of the properties or the company. Neither of these events has occurred. In the investigation and negotiations of the acquisition of the tar sands project, the Company and Capco had agreed that the Company would bear all costs, internal and third party, incurred by the Company prior to August 13, 1997 and that Capco would bear the expenses incurred subsequent to said date. Such costs include $100,000 lent to Solv-Ex as an inducement to negotiate and execute a purchase agreement. The Company's total costs in respect of the acquisition (excluding the loans) are approximately $60,000.

    In November 1997, the Company and a large independent oil company each entered into an agreement with Hamar II Associates, LLC, an entity in which Rodney C. Hill, a director of the Company is a member, providing for the Company and the large independent to acquire oil and gas leases and to participate in the drilling of a test well in northern California, to bear a proportionate part of the lease acquisition and maintenance payments and to pay a proportionate share (30% in the case of the Company and 60% in the case of the large independent) of a consideration of $100,000 to members of Hamar, including Rodney C. Hill. The Company has orally agreed to issue 20,000 shares of its Common Stock for no additional consideration should the test well drilled on the Behemoth Prospect be productive in quantities deemed commercial by the Company. Save for the issuance of the Common Stock, the terms of participation are the same for the Company and the large independent, which would be the operator of the project if it were successful.


    Rodney C. Hill, a director of the Company, is the sole stockholder of Rodney
C. Hill, a Professional Corporation, which acts as general counsel to the Company. In 1997, such corporation was engaged to provide legal services to the Company pursuant to a retainer agreement, which may be canceled by the Company at any time, and pursuant to which such corporation receives an annual retainer of $150,000 and reimbursement of certain expenses. During 1997, Mr. Hill was granted options to acquire 125,000 shares of the Common Stock of the Company at a price equal to the current fair market value of the Common Stock at the time of grant that vest over a period of five years. In March, 1998, the legal services agreement was amended to terminate the existing fee arrangement and limit the scope of representation of the Company to matters pertaining to a proposed business combination with compensation set at $100,000 upon completion of the business combination or $50,000 if such transaction is not consummated. The agreement was further amended to provide for the cancellation of the grant of options to acquire 125,000 shares of Common Stock and, among other consideration, the issuance of 20,000 shares of Common Stock, fully paid, and the grant of options exercisable for one year to acquire 30,000 shares of Common Stock at fair market value at the time of grant that vested immediately. During 1998, the agreement was amplified to encompass additional services, the total fees for which should not exceed $50,000. At May 31, 1998 the Company was indebted to the corporation controlled by Mr. Hill in an aggregate amount of $73,561, representing accrued fees and reimbursements.


    Ronald D. Ormand, a director of the Company, is a Managing Director of CIBC-Oppenheimer & Co., Inc., which has rendered investment banking services to the Company. During January 1998, the Company engaged CIBC-Oppenheimer, Inc. to advise the Company with respect to strategies and procedures to adopt in an effort to maximize shareholder values.


     William N. Hagler, a director of the Company, is the President of Unico, Inc. and was the President of Capco from July 1997 to September 1997.



    In January 1998, the Company engaged Faysal Sohail, a director of the Company, to render investor relations services to the Company for which Mr. Sohail had been granted 20,000 shares of fully paid Common Stock.


    Meteor Industries, Inc., of which Capco owns a majority of the stock, has an interest in Saba Power Company Ltd. ("Saba Power"), a limited liability corporation in Pakistan which was established in early 1995 to pursue development of a power plant project in Pakistan (the "Power Project"). On December 27, 1996, Meteor Industries, Inc. entered into an agreement with the Company whereby the Company participated and owns a 0.5% interest in the Power Project. This percentage, however, could be reduced in the event that other shareholders of Saba Power are required to make additional contributions to equity. No such additional equity contributions have been requested.

    In January, 1998, a subsidiary of the Company entered into an agreement and made a deposit of $36,000 to purchase real property located in Santa Maria, California for $300,000. The purchasing interest of the Company's subsidiary was thereafter assigned to Capco in April, 1998, and the sale closed in May, 1998. Capco has agreed to reimburse to the Company's subsidiary the $36,000 deposit, with interest at the rate of 12% per annum, within 90 days of closing.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require the Company's officers and Directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in the ownership with the Securities and Exchange Commission and to furnish the Company with copies.

         Based upon its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes that, during the last fiscal year, all filing requirements applicable to its officers, Directors, and greater than 10% beneficial owners were complied with, except that, due to an administrative oversight, the following reports required to be filed were filed after such reports were due to be filed:

                                     Reports
         Reporting Person           Filed Late       Number and Nature of Transactions

         Herb Miller                3                (1) Initial Report of securities owned

         Alex S. Cathcart           3                (1) Initial Report of securities owned

         Rodney C. Hill             3                (1) Initial Report of securities owned

         Faysal Sohail              3                (1) Initial Report of securities owned

         Francis Barker             4                (1) Disposition of stock options to purchase 10,000 shares
                                                     (2) Acquisition of 10,000 shares

         Bradley T. Katzung         4                (1) Acquisition of 360 shares

         William N. Hagler 4                         (1) Acquisition of stock options to purchase 3,000 shares

         Ilyas Chaudhary            4                (1) Disposition of stock options to purchase 10,000 shares

         Capco Resources, Ltd.      4                (1) Disposition of 154,000 shares
         (& Ilyas Chaudhary                          (2) Disposition of 100,000 shares
         through indirect ownership)                 (3) Acquisition of 120,600 shares in 18 transactions
                                                     (4)  Acquisition of 207,700
                                                     shares  in 48  transactions
                                                     (5)  Disposition  of 21,410
                                                     shares in 5 transactions





                      RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. were independent accountants for the Company for the year ended December 31, 1997. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and to be available to respond to appropriate questions.




                           SUBMISSION OF PROPOSALS BY STOCKHOLDERS

         In order to be eligible for inclusion in the Company's Proxy Statement for the next Annual Meeting of Stockholders, anticipated to be held in May 1999, any proposal by a stockholder must be received by the Company in writing at its principal office in Santa Maria, California by December 31, 1998.


                                            OTHER BUSINESS

         The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting of Stockholders other than that stated in the Notice of Annual Meeting of Stockholders. It is intended, however, that persons authorized under the proxies solicited from the Stockholders by the Board of Directors may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                                     SABA PETROLEUM COMPANY


                                                     Walton C. Vance
                                                     Secretary


Santa Maria, California
July 20, 1997

 -------------------------------------------------------------------------------
                                      PROXY


                             SABA PETROLEUM COMPANY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF SABA PETROLEUM COMPANY
                   FOR ITS 1998 ANNUAL MEETING OF SHAREHOLDERS


                  The undersigned shareholder of SABA PETROLEUM COMPANY, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 20, 1998, and hereby appoints Ilyas Chaudhary and Walton C. Vance, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of SABA PETROLEUM COMPANY to be held on August 28, 1998, at 10:30 a.m. PDT, in the Alexanders Room at the Airport Hilton Hotel located at 5711 West Century Boulevard, Los Angeles, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form which are proposed by the Company.


                  This proxy when properly executed will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the amendment to the Bylaws to provide up to seven members to serve as Directors of the Company, FOR the election of Directors, FOR the approval of an amendment to the Company's 1997 Stock Option Plan For Non-Employee Directors providing for a grant of an option to acquire 15,000 shares of Common Stock at the fair market value on the date of grant and vesting pro rata over five years, and FOR the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company, and as said proxies deem advisable on such other matters as may properly come before the meeting.



                           PLEASE MARK,  SIGN,  DATE,  AND RETURN THE PROXY CARD
                       PROMPTLY USING THE ENCLOSED ENVELOPE.

                        (Continued and to be signed and dated on the other side.)























--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. [ X ]

         1.  Proposal  to amend the Bylaws of the Company to provide up to seven
             (7) members to serve as Directors of the Company.

             FOR           AGAINST  ABSTAIN
             [_]           [_]              [_]


     2. Proposal to elect five (5) Directors of the Company -- Nominees: Ilyas Chaudhary; Alex S. Cathcart; William N. Hagler; Faysal Sohail; Dr. Charles A. Kohlhaas.
             FOR           AGAINST  ABSTAIN
             [_]           [_]              [_]

             FOR ALL (Except Nominee(s) written below)

             -----------------------------------------


         3. Proposal to approve an amendment of the Company's 1997 Stock Option Plan for Non-Employee Directors providing for a grant of an option to acquire 15,000 shares of Common Stock at the fair market value on the date of grant and vesting pro rata over five years.

             FOR           AGAINST  ABSTAIN
             [_]           [_]              [_]


         4. Proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company.

             FOR           AGAINST  ABSTAIN
             [_]           [_]              [_]


          (This Proxy should be marked, dated, and signed by the shareholder (s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature _________________________________ Date: _______________________, 1998


Signature _________________________________ Date: _______________________, 1998